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                              EXHIBIT 23.04 - KPMG

                                  Exhibit 23.04



                        Consent of KPMG Peat Marwick LLP

The Board of Directors
USA Networks, Inc.

We consent to the use of our report dated February 24, 1995 on the combined statements of income, cash flows and changes in partners' equity of USA Networks for the year ended December 31, 1994 incorporated herein by reference.


                                          /s/ KPMG Peat Marwick LLP


New York, New York
September 28, 1998